Exhibit 4.3

COMMON

FB

THIS CERTIFICATE IS TRANSFERABLE IN CRANFORD, N.J. OR NEW YORK, N.Y.

TheFirst BANCSHARES, INC.

Incorporated under the laws of the State of Mississippi

COMMON

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 318916 10 3

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

THE FIRST BANCSHARES, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated:

Chandra B. Kidd

SECRETARY

THE FIRST BANCSHARES, INC. CORPORATE SEAL MISSISSIPPI 1995

M Ray Cole

PRESIDENT AND CEO

COUNTERSIGNED AND REGISTERED
REGISTRAR AND TRANSFER COMPANY
(CRANFORD, NEW JERSEY) TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

PROOF OF: MAY 6, 2013
THE FIRST BANCSHARES, INC.
WO- 6939 FACE
OPERATOR: DKS
NEW

ABnote North America
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Colors Selected for Printing: Silverout and overprint in black.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

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